Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the annual report on Form 10-K of Verisk Analytics, Inc. (the “Company”) for the year ending December 31, 2010, as filed with the Securities and Exchange Commission (the “Report”), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Frank J. Coyne, the Chief Executive Officer of the Company, and Mark V. Anquillare, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Frank J. Coyne
Frank J. Coyne
Chairman of the Board of Directors,
President and Chief Executive Officer

Date: February 28, 2011

/s/  Mark V. Anquillare
Mark V. Anquillare
Senior Vice President and Chief Financial Officer